Exhibit No. 16.1

[Letterhead of PricewaterhouseCoopers LLP]

February 13, 2001

Securities and Exchange Commission Mail Stop 11-3 450 5th Street, N.W. Washington, D.C. 20549

                  Re: HomeCom Communications, Inc.

Commissioners:

We have read the statements made by HomeCom Communications, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to
Item 4 of Form 8-K, as part of the Company's Form 8-K dated February 8, 2001. We agree with the statements concerning our Firm in such Form 8-K.

Yours truly,

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP